UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

CHINA ENVIRONMENTAL PROTECTION, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53783	75-3255056
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Jiangsu Zhenyu Environmental Protection Technology Co. Ltd.

West Garden, Gaocheng Town

Yixing City, Jiangsu Province

People’s Republic of China 214214

(Address of registrant’s principal executive office)

86-510-87838598

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2011, Mr. Yuqiang Wu informed China Environmental Protection, Inc. (the “Company”) of his resignation as a member of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Wu stated that his resignation was not due to any disagreement with the Company on any matter related to operations, policies or practices.

On April 8, 2011, the Board of the Company announced the appointment of a new director, Mr. Zhenyu Li to the Board and the appointments of three independent directors, Ms. Qing Shi, Mr. Ruihua Wang, and Mr. Yongqiang Shao to the Board, effective immediately. Along with the appointment of new directors, the Board established the Audit Committee of the Company and adopted a charter for its Audit Committee, a copy of which is attached hereto as Exhibit 99.1 to the Form 8-K. Ms. Shi, Mr. Wang, and Mr. Shao are also appointed as members of the Audit Committee of the Board, with Ms. Shi serving as the Chairwoman, effective immediately.

Mr. Li, 24, has been serving as chief operating officer of Jiangsu Jinyu Environmental Protection Technology Co., Ltd. since July 2009. He graduated from Nanjing University of Finance & Economics in June 2009. Mr. Li is the son of Mr. Boping Li, Chief Executive Officer and director of the Company.

Ms. Shi, 49, is the managing partner of Jiangsu Tianhua Dapeng CPA Limited, Wuxi Branch since January 2003. Prior to that, she was the head of the domestic capital department in Wuxi Xinyi CPA Co., Ltd. She is a Certified Chinese Public Accountant.

Mr. Wang, 66, has been serving as vice president of logistics and support for Yixing City Rongxin Textile Group Co., Ltd. since September 2009 and served as Chairman of the Labor’s Union from May 2002 to August 2009. Prior to that, he was the factory director of Yixing City Textile Co., Ltd.

Mr. Shao, 46, has been serving as director of production for Yixing Bohua Environmental Engineering Co, Ltd. since May 2001. Prior to that, he was technology engineer at Pengyao Group.

Pursuant to the Letters of Appointment of Director (“Letters”), each of Mr. Li, Ms. Shi, Mr. Wang, and Mr. Shao is to serve for a term of one year or until the next annual meeting of stockholders and to receive $36,000 annually in cash for services on the Board. The foregoing description of the principal terms of the Letters is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Letters attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated herein by this reference.

None of the newly appointed directors or independent directors have relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which they were selected as directors. Except otherwise disclosed above, there is no family relationship between the newly appointed directors with any of our other officers and directors, or person nominated or chosen by the Company to become a director or executive officer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

10.1	Letter of Appointment of Director for Zhenyu Li, dated April 8, 2011
10.2	Letter of Appointment of Director for Qin Shi, dated April 8, 2011
10.3	Letter of Appointment of Director for Ruihua Wang, dated April 8, 2011
10.4	Letter of Appointment of Director for Yongqiang Shao, dated April 8, 2011
99.1	Audit Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENVIRONMENTAL PROTECTION, INC.

By:	/s/ Boping Li
Name:	Boping Li
Title:	Chief Executive Officer

Date:  September 24, 2012